Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CytomX Therapeutics, Inc. 2015 Equity Incentive Plan of our report dated March 27, 2023, with respect to the financial statements of CytomX Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

March 27, 2023